Exhibit 10.63

TRANSITION AGREEMENT AND STOCK PLEDGE

This Transition Agreement and Stock Pledge (this “Agreement”) is made as of                                                 , 2008 by and between 21st Century Oncology-CHW, LLC (“Manager); Redding Radiation Oncologists, P.C. (the “P.C.”); and Michael C. Katin, M.D. (the “Current Shareholder”).

RECITALS

A. The P.C. and Manager intend to enter into a Facilities and Management Services Agreement (the “MSA”), pursuant to which the P.C. engaged Manager to provide certain office facilities, equipment, supplies and administrative services in connection with the P.C.’s provision of medical services in California (the “State”).

B. The Current Shareholder owns all of the issued and outstanding shares of the capital stock of the P.C.

C. The parties hereto believe it to be in their best interest to make provision for the future disposition of all of the shares of the capital stock of the P.C. whether currently issued and outstanding or issued at any time hereafter (the “Shares”).

D. The Current Shareholder may desire to issue or transfer Shares to qualified shareholders satisfactory to and approved by Manager (together with the Current Shareholder the “Shareholders”), upon such Shareholders becoming licensed to practice medicine in the State, and provided that each or all, as applicable, execute an agreement in substantially the same form as this Agreement.

E. The Current Shareholder desires to pledge the Shares to secure the covenants made in this Agreement, and Manager desires to accept such security interest.

NOW, THEREFORE, for and in consideration of the mutual agreements, terms, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

1.1 “Shareholder Event of Transfer” means any one or more of the following events:

(a) The transfer of any Shares by any Shareholder, including any sale, assignment, conveyance, gift or any other form of disposition or transfer, voluntary or involuntary, including transfers by bequest or inheritance, without the approval of Manager;

(b) Loss of a Shareholder’s license to practice medicine in the State for any reason;

(c) A Shareholder is adjudicated incompetent;

(d) A Shareholder becomes insolvent by reason of an inability to pay debts as they mature; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or has such a petition filed against a Shareholder which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for the business, assets or property of a Shareholder; has bank accounts, property or accounts of a Shareholder’s attached; has execution levied against business or property of a Shareholder; makes an assignment for the benefit of creditors; or a Shareholder has any Shares attached or levied upon for the payment of debts;

(e) Any representation or covenant contained in this Agreement is breached by a Shareholder; or

(f) For any reason a Shareholder no longer meets the qualifications to be a shareholder of a professional corporation in the State.

The parties hereby agree and acknowledge that any non-breaching Shareholders may cure a Shareholder Event of Transfer by purchasing all of the Shares of a Shareholder who has caused any of such Shareholder Events of Transfer to occur, within thirty (30) days of such Event.

1.2 “P.C. Event of Transfer” means any one of the following events:

(a) There is a Default (as defined in Section 10) under the MSA by the P.C. which is not cured within any applicable cure periods stated in the MSA; or

(b) Any representation or covenant contained in this Agreement is breached by the P.C.

2. Grant of Security Interest. Each Shareholder grants to Manager a security interest in the Shares to secure the Shareholder’s obligations set forth in Section 3.

3. General Restriction on Transfer. No Shareholder shall sell, transfer, encumber, pledge, will, or otherwise dispose of such Shareholder’s Shares, or allow such Shareholder’s Shares to pass under the intestate laws or by operation of law, except as provided in this Agreement. If any Shares or any rights therein are transferred contrary to this Agreement, Manager retains a security interest in such Shares and in the proceeds of such disposition.

4. Conditional Agreement to Transfer Stock. Except where the non-breaching Shareholders cure a Shareholder Event of Transfer as provided in Section 1.1 above, all Shareholders shall immediately transfer the Shares as set forth in this Agreement for the Purchase Price set forth in Section 7 below upon the occurrence of a P.C. Event of Transfer or upon the occurrence of a Shareholder Event of Transfer.

5. Transfers by Shareholders. If a Shareholder Event of Transfer occurs, then the P.C. and any Shareholder aware of such Shareholder Event of Transfer, the Shareholder’s legal representative or a lien creditor of the Shareholder exercising its remedies with respect to such Shareholder (in any case, the “Transferring Shareholder”) shall give the

P.C., Manager and each of the other Shareholders written notice thereof within five (5) days of such Shareholder Event of Transfer (the “Notice”).

5.1 During the period commencing on the date the Notice is given and ending thirty (30) days thereafter (the “Shareholders’ Option Period”), the Shareholders other than the Transferring Shareholder shall, in relative proportion to the respective ownership of Shares of such Shareholders who desire to exercise their option, have the exclusive right (but not the obligation) to acquire all or a portion of the Transferring Shareholder’s Shares at the pro rata Purchase Price determined pursuant to Section 7 hereof. Said Shareholders may exercise this option by delivering, within the Shareholders’ Option Period, to the Transferring Shareholder, Manager and the P.C. a writing stating that said Shareholders have elected to acquire all or such specified number or proportion of the Transferring Shareholder’s Shares not later than ninety (90) days after the date of the Notice. If not all Shareholders (other than the Transferring Shareholder) elect to acquire the Transferring Shareholder’s Shares, the Shareholders that have elected to acquire the Transferring Shareholder’s Shares may acquire the Transferring Shareholder’s Shares in relative proportion to their respective ownership of Shares (not counting Shares held by the Transferring Shareholder or by Shareholders who have not elected to acquire the Transferring Shareholder’s Shares).

5.2 If the Shareholder’s Option Period shall have expired without the election by any of the Shareholders to acquire any and all of the Transferring Shareholder’s Shares, then, for a period of thirty (30) days commencing thirty-one (31) days after the date of the Notice (the “P.C. Option Period”), the P.C. shall have the exclusive right (but not the obligation) to acquire all or a portion the Transferring Shareholder’s Shares at the pro rata Purchase Price. The P.C. may exercise its option by delivering, within the P.C. Option Period, to each of the Shareholders and Manager a writing stating that the P.C. has elected to acquire all or such specified number or proportion of the Transferring Shareholder’s Shares no later than ninety (90) days after the date of the Notice.

5.3 If, but only if, the Shareholder’s Option Period and the P.C. Option Period shall have expired without the election by any of the Shareholders other than the Transferring Shareholder or the P.C. to acquire all of a Transferring Shareholder’s Shares, then Manager shall designate a Transferee (“Transferee”) to purchase the Shares which are not being purchased pursuant to Sections 5.1 and 5.2 above. The Transferee shall be a physician licensed to practice medicine in the State who specializes in radiation oncology.

6. Transfer on P.C. Event of Transfer. If a P.C. Event of Transfer occurs, Manager shall designate a Transferee to purchase all of the Shares of the P.C. within thirty (30) days of Manager’s discovery of the occurrence of a P.C. Event of Transfer.

7. Payment of Purchase Price. The purchase price for any transfer of the Shares (the “Purchase Price”) shall be an amount equal One Hundred Dollars ($100.00) The Purchase Price shall be payable in cash or by cashier’s check at the closing of the sale and purchase of the Shares.

8. Commercially Reasonable Disposition. The parties acknowledge that it would be impossible to realize a commercially reasonable price in the event of the disposition of the pledged stock by public sale and very difficult to do so by private sale, except on the terms and conditions set forth herein. Therefore, the parties acknowledge that a disposition of the Shares pursuant to the terms of this Agreement is a commercially reasonable disposition. The parties further acknowledge and agree that the Purchase Price set forth in Section 7 is commercially reasonable and that they will be bound by such Purchase Price.

9. Term. This Agreement shall continue for as long as the MSA and any renewals thereof are in effect.

10. Representations and Warranties. P.C. and each of the Shareholders represent and warrant the following:

10.1 No Contravention. There is no provision of any agreement to which P.C. or any Shareholder is a party or of any law that would be contravened by the execution, delivery, or performance of this Agreement. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the P.C. to issue, sell, or otherwise cause to become outstanding any of its capital stock. There is no litigation nor are there any proceedings by any public body, agency, or authority presently pending or threatened against the P.C. or any Shareholder, the outcome of which might materially and adversely affect the continued operations of the P.C.

10.2 Shares. Each Shareholder has good title, free and clear of all claims, charges, liens, encumbrances, restrictions, options, calls and defects of any kind or nature whatsoever, except for the security interest granted hereby; no other person, entity, or governmental authority has or claims any lien or other interest in the Shares; no adverse financing statements are on file; and there is no litigation nor are there any proceedings by any public body, agency, or authority presently pending or threatened against any Shareholder, the outcome of which might materially and adversely affect the P.C. or the Shares.

10.3 Survival of Representations and Warranties. All representations and warranties shall survive the execution and delivery of this Agreement.

11. Affirmative Covenants.

11.1 Application to Future Shares. This Agreement shall apply to all Shares now owned or hereafter acquired whether such acquisition be the result of purchase, stock dividend, split-up, recapitalization or issuance by the P.C. of additional shares of capital stock.

11.2 No Agency and Defense Against Claims. Nothing in this Agreement shall make any Shareholder an agent of Manager for any purpose whatsoever. Each Shareholder shall defend the Shares against all claims, demands, and defenses affecting Manager’s security interest, regardless of merit, and shall hold Manager harmless therefrom, including, without limitation, holding Manager harmless from all attorneys’ fees and other litigation expenses arising out of any such claims, demands, or defenses.

11.3 Disposition and Issuances of the P.C.’s Common Stock. The P.C. shall not, and during the term of this Agreement each Shareholder shall not cause the P.C. to issue, sell or otherwise cause to be outstanding any additional capital stock, except for (a) sales of such stock made to approved Shareholders; (b) the transfer without consideration of any of the Shares to a revocable trust created by a Shareholder, provided that any and all trustees of such trust first agrees in writing to hold Shares so transferred subject to this Agreement; and (c) the transfer of Shares to a Transferee as provided herein.

11.4 Restriction on Distributions. In no event shall the Current Shareholder cause the P.C. to make distributions to any individual or entity other than pursuant to the MSA without the express prior written consent of Manager.

12. Custody and Handling of Collateral and Records.

12.1 Protection of Secured Party’s Security Interest. Upon execution of this Agreement, each Shareholder shall give Manager the certificate(s) representing such Shareholder’s Shares duly endorsed in blank or, if not endorsed in blank, each Shareholder shall give Manager a duly executed stock power in blank.

12.2 Restrictive Legend. Each certificate representing Shares shall be marked with a legend substantially in the following form:

THE RIGHT TO SELL, TRANSFER OR ENCUMBER THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED UNDER THE TERMS OF TRANSITION AGREEMENT AND STOCK PLEDGE DATED                         , 2008, TO WHICH THE P.C. IS A PARTY. THE P.C. WILL MAIL A COPY OF SAID AGREEMENT TO ANY SHAREHOLDER WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFORE.

13. Default and Remedies.

13.1 Remedies Upon Default. Upon the occurrence of any breach of any covenant or warranty contained in this Agreement (“Default”) by the P.C. or any or all of the Shareholders and continuously thereafter until waived in writing, any of the parties hereto not in breach of this Agreement shall have the right and option to immediately send notice to all parties hereto of a Shareholder Event of Transfer or a P.C. Event of Transfer, as applicable, to cause a transfer of Shares pursuant to Section 5 or Section 6 hereof, subject to a subsequent determination of the Purchase Price. In the event of a Default, Manager may exercise any other remedy available to Manager as a secured party under law or equity. Manager shall be entitled upon any breach or threatened breach of this Agreement to the granting of a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available without further notice.

13.2 Construction of Rights and Remedies and Waiver of Notice and Consent.

(a) This Section 13 applies to all rights and remedies provided by this Agreement or at law or in equity.

(b) No forbearance in exercising any right or remedy shall operate as a waiver thereof; no forbearance in exercising any right or remedy on any one or more occasions shall operate as a waiver thereof on any future occasion; and no single or partial exercise of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.

14. Miscellaneous.

14.1 Notices. If at any time after the execution of this Agreement, it shall become necessary or convenient for one of the parties to serve any notice, demand or communication upon the other parties, such notice, demand, or communication shall be in writing and shall be served personally, by nationally recognized overnight courier which provides confirmation of delivery, or by depositing the same in the United States mail, registered or certified, return receipt requested, postage prepaid and to such address as each party may have furnished to the other parties in writing as the place for the service of notice. Any notice so mailed shall be deemed to have been given three (3) days after the same has been deposited in the United States mail; when delivered if the same has been given personally; or the next business day if the same has been delivered to a nationally recognized overnight courier service.

14.2 Governing Law. This Agreement shall be construed and interpreted under the laws of the State.

14.3 Binding Effect. This Agreement shall be binding upon the P.C., each Shareholder, the Shareholders’ personal representatives, heirs, successors, and assigns, as the case may be, and shall be binding upon and inure to the benefit of Manager and its successors and assigns. Neither the P.C. nor any Shareholder may assign this Agreement.

14.4 Amendment. This Agreement may be amended, but only by a written amendment signed by all parties hereto.

14.5 Severability. If any provision of this Agreement or the application of any provision to any party or circumstance shall be adjudged invalid or unenforceable to any extent, the remainder of this Agreement and the application of the provision to any other party or circumstance shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14.6 Headings. The headings in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement.

14.7 Number; Gender. Where appropriate, the number of all words in this Agreement shall be both singular and plural and the gender of all pronouns shall be masculine, feminine, neuter, or any combination thereof.

14.8 Counterparts. This Agreement may be executed in two or more counterparts, including facsimile signature, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

21st CENTURY ONCOLOGY-CHW, LLC

By:	/s/ Jeffrey A. Pakrosnis
Name:	Jeffrey A. Pakrosnis
Title:	Treasurer

REDDING RADIATION ONCOLOGISTS, P.C.

By:	/s/ Michael J. Katin
Name:	Michael J. Katin, M.D.
Title:	President

/s/ Michael J. Katin
Michael J. Katin, M.D.